EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Coca-Cola Enterprises Inc. Deferred Compensation Plan for Non-Employee Director Compensation (as amended and restated effective April 1, 1994) of our report dated January 30, 1995, with respect to the consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K, as amended on November 3, 1995) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                    /s/   ERNST & YOUNG LLP


Atlanta, Georgia
December 20, 1995